Exhibit 99.1

Acadia Pharmaceuticals Reports Third Quarter 2025 Financial Results and Operating Overview

- Third quarter total revenues of $278.6 million, up 11% year-over-year

- Narrowing and raising high end of NUPLAZID® net product sales guidance to $685 to $695 million

- Updating DAYBUE® net product sales guidance to $385 to $400 million

SAN DIEGO, CA, November 5, 2025 – Acadia Pharmaceuticals Inc. (Nasdaq: ACAD) today announced its financial results for the third quarter ended September 30, 2025.

“Acadia delivered another strong quarter, generating total revenue of $278.6 million,” said Catherine Owen Adams, Chief Executive Officer. “NUPLAZID achieved record sales of $177.5 million representing a significant inflection driven by an acceleration in new prescriptions. DAYBUE delivered $101.1 million in sales, driven by the expansion of our field force and contribution from named patient supply programs outside the U.S. As we enter the final quarter of the year, we are well positioned to achieve our objectives of continued commercial growth, to surpass $1 billion in 2025 sales, and to drive meaningful progress across our pipeline.”

Company Updates

•
Third quarter NUPLAZID® (pimavanserin) net product sales of $177.5 million, up 12% year-over-year.
•
Third quarter DAYBUE® (trofinetide) net product sales of $101.1 million, up 11% year-over-year.
•
Continued to advance the Company's pipeline with the initiation of a Phase 2 study of ACP-204 for Lewy Body Dementia Psychosis and a Phase 3 trial of trofinetide for Rett syndrome in Japan.
•
Catherine Owen Adams appointed as Chairperson of the BIO (Biotechnology Innovation Organization) Emerging Companies section, and member of the Executive Committee.
•
Appointed Konstantina Katcheves as Senior Vice President, Chief Business and Strategy Officer, bringing experience in global business development and strategic partnerships to lead its business development efforts as Acadia expands its pipeline and pursues high-impact growth opportunities.

Financial Results

Revenues

Total revenues comprising of net product sales from NUPLAZID and DAYBUE were $278.6 million, up 11% from the third quarter of 2024.

Net product sales of NUPLAZID were $177.5 million in the third quarter of 2025, an increase of 12% as compared to $159.2 million for the third quarter of 2024. The 12% year-over-year increase in net product sales of NUPLAZID included 9% volume growth and a higher average net selling price in 2025 compared to 2024.

Net product sales of DAYBUE were $101.1 million for the third quarter of 2025, an increase of 11% as compared to $91.2 million for the third quarter of 2024. The increase in net product sales of DAYBUE was all attributable to the growth in unit sales as the Company shipped to over 1,000 unique patients, including patients outside the U.S.

Research and Development

Research and development expenses were $87.8 million, compared to $66.6 million for the three months ended September 30, 2025, and 2024, respectively. The increase was primarily due to increased clinical trial and personnel expenses.

Selling, General and Administrative

Selling, general and administrative expenses were $133.4 million and $133.3 million for the three months ended September 30, 2025, and 2024, respectively.

Net Income

For the three months ended September 30, 2025, Acadia reported net income of $71.8 million, or $0.42 per diluted share, compared to net income of $32.8 million, or $0.20 per common share, for the same period in 2024. The increase in net income reflects both an increase in pre-tax income, and a tax benefit recognized in the third quarter of 2025. The tax benefit primarily resulted from a one-time impact from the One Big Beautiful Bill Act, enacted during the third quarter of 2025, which provides immediate expensing of domestic R&D spending.

Cash and Investments

At September 30, 2025, Acadia’s cash, cash equivalents and investment securities totaled $847.0 million, compared to $756.0 million at December 31, 2024.

Full Year 2025 Financial Guidance

Acadia is updating its 2025 guidance:

•
Total Revenues in the range of $1.070 to $1.095 billion, compared with the prior guidance range of $1.045 to $1.095 billion*.
•
NUPLAZID net product sales in the range of $685 to $695 million, compared with the prior guidance range of $665 to $690 million.
•
DAYBUE net product sales in the range of $385 to $400 million, compared with the prior guidance range of $380 to $405 million*.
•
R&D expense in the range of $335 to $345 million, compared with the prior guidance range of $330 to $350 million.
•
SG&A expense in the range of $540 to $555 million, compared with the prior guidance range of $535 to $565 million.

* Updated guidance includes revenues from U.S. net product sales and named patient supply programs outside the U.S., whereas prior guidance included only U.S. net product sales.

Conference Call and Webcast Information

Acadia will host a conference call to discuss the third quarter 2025 results today, Wednesday, November 5, 2025 at 1:30 p.m. PT/4:30 p.m. ET. The conference call may be accessed by registering for the call here. Once registered, participants will receive an email with the dial-in number and unique PIN number to use for accessing the call.

About NUPLAZID® (pimavanserin)

Pimavanserin is a selective serotonin inverse agonist and antagonist preferentially targeting 5-HT2A receptors. These receptors are thought to play an important role in neuropsychiatric disorders. In vitro, pimavanserin demonstrated no appreciable binding affinity for dopamine (including D2), histamine, muscarinic, or adrenergic receptors. Pimavanserin was approved for the treatment of hallucinations and delusions associated with Parkinson’s disease psychosis by the U.S. Food and Drug Administration in April 2016 under the trade name NUPLAZID.

About DAYBUE®(trofinetide)

Trofinetide is a synthetic version of a naturally occurring molecule known as the tripeptide glycine-proline-glutamate (GPE). The mechanism by which trofinetide exerts therapeutic effects in patients with Rett syndrome is unknown. Trofinetide was approved for the treatment of Rett syndrome in adults and pediatric patients 2 years of age and older by the U.S. Food and Drug Administration in March 2023 under the trade name DAYBUE.

About Acadia Pharmaceuticals

Acadia is committed to turning scientific promise into meaningful innovation that makes the difference for underserved neurological and rare disease communities around the world. Our commercial portfolio includes the first and only FDA-approved treatments for Parkinson’s disease psychosis and Rett syndrome. We are developing the next wave of therapeutic advancements with a robust and diverse pipeline that includes mid- to late-stage programs in Alzheimer’s disease psychosis and Lewy body dementia psychosis, along with earlier-stage programs that address other underserved patient needs. At Acadia, we’re here to be their difference. For more information, visit us at acadia.com and follow us on LinkedIn and X.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements other than statements of historical fact and can be identified by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential,” “guidance,” “continue” and similar expressions (including the negative thereof) intended to identify forward-looking statements. Forward-looking statements contained in this press release, include, but are not limited to, statements about: (i) our business strategy, objectives and opportunities, including support for and innovations in our pipeline assets and business development opportunities, DAYBUE sales growth, expansion of our NUPLAZID sales force in the U.S., and potential for enhanced shareholder value; (ii) plans for, including timing, development and progress of commercialization or regulatory timelines for our products, including NUPLAZID and DAYBUE, and our product candidates; (iii) benefits to be derived from and efficacy of our products, including the potential advantages of our products; (iv) the timing and conduct of our clinical trials; (v) our estimates regarding our future financial performance, profitability, capital requirements or expenses, including our revised full year 2025 financial guidance, and (vi) our ability to successfully complete additional business development transactions.

Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward-looking statements. Such risks, uncertainties and other factors include, but are not limited to: our dependency on the continued successful commercialization of our products and our ability to maintain or increase sales of our products; our plans to continue commercial growth; the costs of our commercialization plans and development programs, and the financial impact or revenues from any commercialization we undertake; our ability to obtain necessary regulatory approvals for our product candidates and, if and when approved, market acceptance of our products; the risks associated with clinical trials and their outcomes, including risks of unsuccessful enrollment and negative or inconsistent results; our dependence on third-party collaborators, clinical research organizations, manufacturers, suppliers and distributors; the impact of competitive products and therapies; our ability to generate or obtain the necessary capital to fund our operations; our ability to grow, equip and train our specialized sales forces; our ability to manage the growth and complexity of our organization; our ability to maintain, protect and enhance our intellectual property; and our ability to continue to stay in compliance with applicable laws and regulations. Given the risks and uncertainties, you should not place undue reliance on these forward-looking statements. For a discussion of these and other risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ, please refer to our annual report on Form 10-K for the year ended December 31, 2024 as well as our subsequent filings with the Securities and Exchange Commission from time to time, including our quarterly report on Form 10-Q for the quarter ended September 30, 2025. The forward-looking statements contained herein are made as of the date hereof, and we undertake no obligation to update them after this date, except as required by law.

ACADIA PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues
Product sales, net	$278,633	$250,401	$787,516	$698,195
Total revenues	278,633	250,401	787,516	698,195
Operating expenses
Cost of product sales (1)(2)	21,647	18,857	62,773	60,038
Research and development (2)	87,829	66,606	244,045	202,518
Selling, general and administrative (2)	133,401	133,294	393,278	358,348
Total operating expenses	242,877	218,757	700,096	620,904
Income from operations	35,756	31,644	87,420	77,291
Interest income, net	8,246	6,586	23,390	18,451
Other income	593	576	1,775	1,248
Income before income taxes	44,595	38,806	112,585	96,990
Income tax (benefit) expense	(27,184)	6,041	(4,847)	14,281
Net income	$71,779	$32,765	$117,432	$82,709
Earnings per share:
Basic	$0.43	$0.20	$0.70	$0.50
Diluted	$0.42	$0.20	$0.69	$0.50
Weighted average common shares outstanding:
Basic	168,836	165,974	167,837	165,443
Diluted	170,650	166,178	169,156	166,136

(1) Includes license fees and royalties

(2) Includes the following stock-based compensation expense

Cost of product sales	$372	$383	$724	$898
Research and development	$4,312	$3,863	$12,222	$11,705
Selling, general and administrative	$8,496	$21,918	$25,954	$43,996

ACADIA PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2025	December 31, 2024
	(unaudited)
Assets
Cash, cash equivalents and investment securities	$847,019	$755,993
Accounts receivable, net	115,850	98,739
Interest and other receivables	23,588	5,956
Inventory	29,097	21,949
Prepaid expenses	60,868	55,681
Total current assets	1,076,422	938,318
Property and equipment, net	3,708	4,215
Operating lease right-of-use assets	49,673	46,571
Intangible assets, net	111,615	119,782
Restricted cash	9,471	8,770
Long-term inventory	76,888	69,741
Other assets	2,994	359
Total assets	$1,330,771	$1,187,756
Liabilities and stockholders’ equity
Accounts payable	$21,747	$16,192
Accrued liabilities	334,837	378,678
Total current liabilities	356,584	394,870
Operating lease liabilities	43,026	42,037
Other long-term liabilities	13,889	18,056
Total liabilities	413,499	454,963
Total stockholders’ equity	917,272	732,793
Total liabilities and stockholders’ equity	$1,330,771	$1,187,756

Investor Contact:

Acadia Pharmaceuticals Inc.

Al Kildani

(858) 261-2872

ir@acadia-pharm.com

Acadia Pharmaceuticals Inc.

Jessica Tieszen

(858) 261-2950

ir@acadia-pharm.com

Media Contact:

Acadia Pharmaceuticals Inc.

Deb Kazenelson
(818) 395-3043

media@acadia-pharm.com